UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2017 (October 26, 2017)

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 694-9800

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On October 26, 2017, Social Reality, Inc. (the “Company”) entered into definitive securities purchase agreements (the “Securities Purchase Agreement”) with certain prior accredited investors (the “Purchasers”) for the purchase and sale of an aggregate of: (i) $5,180,157.78 in principal amount of 12.5% secured convertible debentures (the "Debentures"); and (ii) five year Series A common stock purchase warrants (the “Series A Warrants”) representing the right to acquire up to 863,365 shares of our Class A common stock (the “Offering”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act. The Offering includes (i) $2,000,000 of Debentures and Series A Warrants pursuant to the exercise of a green shoe (“Green Shoe”) provision contained in the transaction documents for the purchase and sale of the Prior Debentures (as defined below) and (ii) $3,180,157.78 of additional Debentures.  The Debentures and Series A Warrants are being sold for a combination of cash and the cancellation of debt or receivables.

The Debentures, which mature on April 21, 2020, pay interest in cash at the rate of 12.5% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on January 1, 2018.  Our obligations under the Debentures are secured pari passu with the debentures previously issued in April 2017 (“Prior Debentures”).  The Debentures are convertible at the option of the holder into shares of our Class A common stock (“Common Stock”) at an initial conversion price of $3.00 per share, subject to adjustment as hereinafter described.

The Debentures are being issued in two series, Series A-1 Debentures (“A-1 Debentures”) and Series A-2 Debentures (“A-2 Debentures”).  The Company will issue (i) $2,000,000 in A-1 Debentures and (ii) $3,180,157.78 in A-2 Debentures. The A-1 Debentures and A-2 Debentures are substantially the same except that the A-1 Debentures (i) we approved for issuance on June 23, 2017 by the shareholders of the Company pursuant to the Green Shoe and (ii) have a conversion price floor of $1.40 with regard to anti-dilution protection for subsequent equity sales at a price lower than 120% of the then applicable conversion price.  The A-2 Debentures have a conversion price floor of $3.00 until such time as the Company receives  shareholder approval for the transaction.  The Company has agreed to hold a meeting of the shareholders (“Shareholder Meeting”) on or prior to seventy-five (75) days following the date of the Securities Purchase Agreement to obtain shareholder approval in connection with the transaction, including, without limitation, to reduce the floor price with regard to the anti-dilution protection for subsequent equity sales to $1.40 (on par with the A-1 Debentures).

Subject to our compliance with certain equity conditions (as more fully set forth in the Debentures), upon 20 trading days' notice to the holders we have the right to redeem the Debentures in cash at a 120% premium during the first year and a 110% premium during the remaining term of the Debentures.  Upon any optional redemption, we are obligated to issue the holder Series B Common warrants, the terms of which will be identical to the Series A Warrants, to purchase a number of shares of our Common Stock equal to 50% of the conversion shares issuable on an as-converted basis as if the principal amount of the Debenture had been converted immediately prior to the optional redemption.  In the event of future financings by us, subject to certain exempt issuances, the holders have the right to cause us to allocate 20% of the proceeds we receive to redeem a portion of the principal amount of the then outstanding Debentures.  We are also required to redeem the Debentures, at the holder’s right, upon our failure to maintain certain financial covenants as further described in the Debentures.

The Debentures also contain certain customary events of default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such event of default, the outstanding principal amount of the Debenture for a premium, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.  The Company is also subject to certain negative covenants under the Debenture, including but not limited to, the creation of certain debt obligations, liens on Company assets, amending its charter documents, repayment or repurchase of securities or certain debt of the Company, or the payment of dividends.

The Series A Warrants are being issued as follows: (i) 333,335 issued pursuant to the Green Shoe and in connection with A-1 Debentures and (ii) 530,030 are being issued in connection with the A-2 Debentures.  The Series A Warrants issued pursuant to the A-1 Debentures and A-2 Debentures have the same form.  The Series A Warrants are initially exercisable at $3.00 per share and, are subject to cashless exercise after six months if the shares underlying the warrants are not subject to an effective resale registration statement. The Series A Warrants also contain anti-dilution protection for subsequent equity sales for a price lower than the then applicable exercise price, with a floor of $1.40.

The conversion price of the Debentures and the exercise price of the Series A Warrants are subject to adjustments upon certain events, including stock splits, stock dividends, subsequent equity transactions (other than specified exempt issuances), subsequent rights offerings, and fundamental transactions, subject to the $1.40 and $3.00 floor described above).  If we fail to timely deliver the shares of our Common Stock upon any conversion of the Debentures or exercise of the Series A Warrants, we will be subject to certain buy-in provisions. Pursuant to the terms of the Debentures and Series A Warrants, a holder will not have the right to convert any portion of the Debentures or exercise any portion of the Series A Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or exercise, as such percentage ownership is determined in accordance with the terms of the Debentures and the Series A Warrants; provided that at the election of a holder and notice to us such percentage ownership limitation may be increased to 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to the Company.

The Company also agreed to use up to approximately $1.57 million in proceeds from the Offering to pay a put obligation of an outstanding common stock purchase warrant issued in October 2014.

As of the date of the Securities Purchase Agreement, the Company had 8,605,018 shares of Common Stock issued and outstanding.  As such, under the Nasdaq Market Place Rules, we are authorized to issue up to 19.99% of the issued and outstanding shares, or 1,720,143 shares. The shares of Common Stock underlying the A-2 Debentures and accompanying Series A Warrants is an aggregate of 1,590,081 shares of Common Stock.  Notwithstanding, we are obligated to submit the Offering at the Shareholder Meeting for the purpose of reducing the floor conversion price of the A-2 Debentures as discussed above.  In connection with this transaction, we will issue to our Placement Agents (as defined below), an aggregate of 183,337 common stock purchase warrants (“PA Warrants”) as follows: (i) 129,176 PA Warrants will have an exercise price of $3.75 per share and (ii) 54,161 PA Warrants will have an exercise price of $4.49 (the consolidated closing bid price of the Common Stock prior to the Securities Purchase Agreement).  The PA Warrants are substantially similar to the Series A Warrants, except that the PA Warrants have a term of five and one half (5.5) years, are not exercisable until the six (6) month anniversary of the issuance date, and contain no anti-dilution protection.

Pursuant to a registration rights agreement (“Registration Rights Agreement”), we have agreed to file a registration statement registering the resale of the shares of our common Stock underlying the Debentures and the Series A warrants within thirty (30) days from the date of the Registration Rights Agreement.  We also agreed to have the registration statement declared effective within 90 days from the date of the Registration Rights Agreement and keep the registration statement continuously effective until the earlier of (i) the date after which all of the securities to be registered thereunder have been sold, or (ii) the date on which all the securities to be registered thereunder may be sold without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 under the Securities Act. We are also obligated to pay the Investors, as partial liquidated damages, a fee of 2.0% of each Investor’s subscription amount per month in cash upon the occurrence of certain events, including our failure to file and / or have the registration statement declared effective within the time periods provided.

Chardan Capital Markets, LLC (“Chardan Capital”) acted as lead placement agent and Aspenwood Capital acted as co-placement agent ("Aspenwood"), in connection with the sale of the securities pursuant to the Securities Purchase Agreement.  Pursuant to their respective engagement agreements, we will pay Chardan Capital a cash commission of $149,021.25 and Aspenwood a cash commission of $70,000.  Pursuant to the discussion above, we also issued an aggregate of 160,000 PA Warrants to Chardan Capital and an aggregate of 23,337 PA Warrants to Aspenwood. We will include the shares underlying the Placement Agent Warrants in the resale registration statement we expect to file.

The gross proceeds to us from the offering was approximately $5.2 million and net proceeds of $4.9 million after deducting placement agent fees but not including other estimated offering expenses.

The Company additionally agreed to reimburse the lead Investor, a non-accountable sum of $40,000 for its legal fees and expenses.  This amount was converted into Debentures and Series A Warrants in the Offering.

The securities offered have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of each of the Securities Purchase Agreement, the Registration Rights Agreement, the Debentures, and the Series A Warrants qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02, 4.01, and 4.02, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02

Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01

Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Form of (Series A-1 and Series A-2) 12.5% Senior Secured Convertible Debenture
4.02	Form of Series A Common Stock Purchase Warrant
10.01	Form of Securities Purchase Agreement
10.02	Form of Registration Rights Agreement
99.01	Press Release Dated October 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: October 27, 2017	By:	/s/ Christopher Miglino
Christopher Miglino Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Form of (Series A-1 and Series A-2) 12.5% Senior Secured Convertible Debenture
4.02	Form of Series A Common Stock Purchase Warrant
10.01	Form of Securities Purchase Agreement
10.02	Form of Registration Rights Agreement
99.01	Press Release Dated October 27, 2017